Exhibit 99.1
Contact:    Suann Guthrie
VP, Investor Relations, Sustainability & Communications
(469) 214-8202
FOR IMMEDIATE RELEASE
Feb. 28, 2022

Darling Ingredients Inc. Delivers Strong Fourth Quarter and Fiscal Year 2021 Financial Results;
Carries Momentum into 2022

Fourth Quarter 2021
•Net income of $155.8 million, or $0.94 per GAAP diluted share
•Net Sales of $1.3 billion
•Combined adjusted EBITDA of $306.8 million
•Global ingredients business EBITDA of $223.6 million

Fiscal Year 2021
•Net income of $650.9 million, or $3.90 per GAAP diluted share
•Net sales of $4.7 billion
•Combined adjusted EBITDA of $1.235 billion
•Global ingredients business record EBITDA of $851.4 million
•Diamond Green Diesel sold a record 370.2 million gallons of renewable diesel at an average of $2.07 EBITDA per gallon
•Valley Proteins acquisition will strengthen low carbon feedstock supply

IRVING, TEXAS - Darling Ingredients Inc. (NYSE: DAR) today reported net income of $155.8 million, or $0.94 per diluted share for fourth quarter 2021, compared to net income of $44.7 million, or $0.27 per diluted share, for fourth quarter 2020. The company also reported net sales of $1.3 billion for the fourth quarter of 2021, as compared with net sales of $1.0 billion for the same period a year ago.

“Q4 was an outstanding quarter, capping off another record year for Darling Ingredients, ” said Randall C. Stuewe, Chairman and Chief Executive Officer of Darling Ingredients Inc. “Robust demand in our feed segment aligned with increasing demand at Diamond Green Diesel (DGD) positions us well for strong performance in 2022.”

DGD sold a record 370 million gallons of renewable diesel in fiscal year 2021 at an average of $2.07 EBITDA per gallon. The DGD Norco, La. renewable diesel expansion project was commissioned in the fourth quarter and is operating above nameplate capacity.

“DGD is providing a solid return,” Stuewe added. “Our announced agreement to purchase Valley Proteins strategically positions us to provide low CI feedstocks to fuel growing demand for renewable diesel. It also opens the door to potential new export opportunities as our world drives toward decarbonization.”

The leverage ratio as measured by the company’s bank covenant was 1.57x at the end of the year. The company reduced its Term Loan B outstanding balance by $100 million during 2021. Capital expenditures totaled approximately $274 million in 2021. Repurchase of the company’s common stock totaled $167.7 million in 2021.

News Release February 28, 2022 Page 2

For the 2021 fiscal year, Darling reported net sales of $4.7 billion, as compared with net sales of $3.6 billion for 2020. Net income attributable to Darling for 2021 was $650.9 million, or $3.90 per diluted share, as compared to net income of $296.8 million, or $1.78 per diluted share, for 2020.

As of Jan. 1, 2022, Darling had $69.1 million in cash and cash equivalents, and $1.29 billion available under its committed revolving credit agreement. Total debt outstanding at the end of the fiscal year was $1.46 billion.

Combined adjusted EBITDA was $306.8 million for the fourth quarter of 2021, compared to $214.5 million for the same period in 2020. For the 2021 fiscal year, combined adjusted EBITDA totaled $1.235 billion, compared to $841.5 million for fiscal year 2020.

News Release February 28, 2022 Page 3

Segment Financial Tables (in thousands)
(unaudited)

Three Months Ended January 1, 2022	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$846,498	$344,677	$118,893	$—	$1,310,068
Cost of sales and operating expenses	621,581	272,972	94,371	—	988,924
Gross margin	$224,917	$71,705	$24,522	$—	$321,144

Gain on sale of assets	(60)	(87)	(18)	—	(165)
Selling, general and administrative expenses	57,484	22,405	3,177	14,667	97,733
Depreciation and amortization	56,538	15,263	6,222	2,782	80,805
Acquisition and integration costs	—	—	—	1,396	1,396
Equity in net income of Diamond Green Diesel	—	—	69,663	—	69,663
Segment operating income/(loss)	$110,955	$34,124	$84,804	$(18,845)	$211,038
Equity in net income of other unconsolidated subsidiaries	$1,554	$—	$—	$—	$1,554
Segment income/(loss)	$112,509	$34,124	$84,804	$(18,845)	$212,592

Segment EBITDA	$167,493	$49,387	$21,363	$(14,667)	$223,576
DGD adjusted EBITDA (Darling's Share)	$—	$—	$83,192	$—	$83,192
Combined adjusted EBITDA	$167,493	$49,387	$104,555	$(14,667)	$306,768

Three Months Ended January 2, 2021	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$572,764	$344,631	$102,444	$—	$1,019,839
Cost of sales and operating expenses	426,593	268,348	76,251	—	771,192
Gross margin	$146,171	$76,283	$26,193	$—	$248,647

Loss/(gain) on sale of assets	(274)	512	(22)	—	216
Selling, general and administrative expenses	56,289	26,000	5,369	14,459	102,117
Restructuring and asset impairment charges	—	—	38,167	—	38,167
Depreciation and amortization	61,219	22,827	9,513	2,908	96,467
Equity in net income of Diamond Green Diesel	—	—	62,684	—	62,684
Segment operating income/(loss)	$28,937	$26,944	$35,850	$(17,367)	$74,364
Equity in net income of other unconsolidated subsidiaries	$726	$—	$—	$—	$726
Segment income/(loss)	$29,663	$26,944	$35,850	$(17,367)	$75,090

Segment EBITDA	$90,156	$49,771	$20,846	$(14,459)	$146,314
DGD adjusted EBITDA (Darling's Share)	$—	$—	$68,171	$—	$68,171
Combined adjusted EBITDA	$90,156	$49,771	$89,017	$(14,459)	$214,485

News Release February 28, 2022 Page 4

Segment Financial Tables (in thousands) continued
(unaudited)

Twelve Months Ended January 1, 2022	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$3,039,500	$1,271,629	$430,240	$—	$4,741,369
Cost of sales and operating expenses	2,206,248	979,232	313,905	—	3,499,385
Gross margin	$833,252	$292,397	$116,335	$—	$1,241,984

Gain on sale of assets	(550)	(88)	(320)	—	(958)
Selling, general and administrative expenses	220,078	97,555	16,999	56,906	391,538
Restructuring and asset impairment charges	—	—	778	—	778
Depreciation and amortization	218,942	60,929	25,436	11,080	316,387
Acquisition and integration costs	—	—	—	1,396	1,396
Equity in net income of Diamond Green Diesel	—	—	351,627	—	351,627
Segment operating income/(loss)	$394,782	$134,001	$425,069	$(69,382)	$884,470
Equity in net income of other unconsolidated subsidiaries	$5,753	$—	$—	$—	$5,753
Segment income/(loss)	$400,535	$134,001	$425,069	$(69,382)	$890,223

Segment EBITDA	$613,724	$194,930	$99,656	$(56,906)	$851,404
DGD adjusted EBITDA (Darling's Share)	$—	$—	$383,419	$—	$383,419
Combined adjusted EBITDA	$613,724	$194,930	$483,075	$(56,906)	$1,234,823

Twelve Months Ended January 2, 2021	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$2,072,104	$1,185,701	$314,118	$—	$3,571,923
Cost of sales and operating expenses	1,544,524	920,682	223,609	—	2,688,815
Gross margin	$527,580	$265,019	$90,509	$—	$883,108

Loss/(gain) on sale of assets	19	482	(75)	—	426
Selling, general and administrative expenses	209,748	97,406	16,014	55,328	378,496
Restructuring and asset impairment charges	—	—	38,167	—	38,167
Depreciation and amortization	221,187	83,752	34,218	11,021	350,178
Equity in net income of Diamond Green Diesel	—	—	315,095	—	315,095
Segment operating income/(loss)	$96,626	$83,379	$317,280	$(66,349)	$430,936
Equity in net income of other unconsolidated subsidiaries	$3,193	$—	$—	$—	$3,193
Segment income/(loss)	$99,819	$83,379	$317,280	$(66,349)	$434,129

Segment EBITDA	$317,813	$167,131	$74,570	$(55,328)	$504,186
DGD adjusted EBITDA (Darling's Share)	$—	$—	$337,348	$—	$337,348
Combined adjusted EBITDA	$317,813	$167,131	$411,918	$(55,328)	$841,534

News Release February 28, 2022 Page 5

Darling Ingredients Inc. and Subsidiaries
Consolidated Balance Sheets
January 1, 2022 and January 2, 2021
(in thousands)

	January 1,	January 2,
	2022	2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$68,906	$81,617
Restricted cash	166	103
Accounts receivable, net	469,092	405,387
Inventories	457,465	405,922
Prepaid expenses	53,711	47,793
Income taxes refundable	1,075	3,883
Other current assets	38,599	42,289
Total current assets	1,089,014	986,994

Property, plant and equipment, net	1,840,080	1,863,814
Intangible assets, net	397,801	473,680
Goodwill	1,219,116	1,260,240
Investment in unconsolidated subsidiaries	1,349,247	804,682
Operating lease right-of-use assets	155,464	146,563
Other assets	66,795	60,682
Deferred income taxes	16,211	16,676
	$6,133,728	$5,613,331

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$24,407	$27,538
Accounts payable, principally trade	307,118	255,340
Income taxes payable	32,310	17,497
Current operating lease liabilities	38,168	39,459
Accrued expenses	350,681	335,471
Total current liabilities	752,684	675,305
Long-term debt, net of current portion	1,438,974	1,480,531
Long-term operating lease liabilities	120,314	109,707
Other noncurrent liabilities	111,029	117,371
Deferred income taxes	362,942	276,208
Total liabilities	2,785,943	2,659,122
Commitments and contingencies
Total Darling's stockholders' equity	3,280,960	2,891,909
Noncontrolling interests	66,825	62,300
Total stockholders' equity	3,347,785	2,954,209
	$6,133,728	$5,613,331

News Release February 28, 2022 Page 6

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three-Month and Twelve-Month Periods Ended January 1, 2022 and January 2, 2021
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	(unaudited)		$ Change	(unaudited)		$ Change
	January 1,	January 2,	Favorable	January 1,	January 2,	Favorable
	2022	2021	(Unfavorable)	2022	2021	(Unfavorable)
Net sales	$1,310,068	$1,019,839	$290,229	$4,741,369	$3,571,923	$1,169,446
Costs and expenses:
Cost of sales and operating expenses	988,924	771,192	(217,732)	3,499,385	2,688,815	(810,570)
Loss (gain) on sale of assets	(165)	216	381	(958)	426	1,384
Selling, general and administrative expenses	97,733	102,117	4,384	391,538	378,496	(13,042)
Restructuring and asset impairment charges	—	38,167	38,167	778	38,167	37,389
Depreciation and amortization	80,805	96,467	15,662	316,387	350,178	33,791
Acquisition and integration costs	1,396	—	(1,396)	1,396	—	(1,396)
Total costs and expenses	1,168,693	1,008,159	(160,534)	4,208,526	3,456,082	(752,444)
Equity in net income of Diamond Green Diesel	69,663	62,684	6,979	351,627	315,095	36,532
Operating income	211,038	74,364	136,674	884,470	430,936	453,534
Other expense:
Interest expense	(14,972)	(16,883)	1,911	(62,077)	(72,686)	10,609
Foreign currency losses	(900)	(1,581)	681	(2,199)	(2,290)	91
Other expense, net	(1,341)	(256)	(1,085)	(4,551)	(5,534)	983
Total other expense	(17,213)	(18,720)	1,507	(68,827)	(80,510)	11,683
Equity in net income of other unconsolidated subsidiaries	1,554	726	828	5,753	3,193	2,560
Income before income taxes	195,379	56,370	139,009	821,396	353,619	467,777
Income tax expense	37,782	10,231	(27,551)	164,106	53,289	(110,817)
Net income	157,597	46,139	111,458	657,290	300,330	356,960
Net income attributable to noncontrolling interests	(1,843)	(1,394)	(449)	(6,376)	(3,511)	(2,865)
Net income attributable to Darling	$155,754	$44,745	$111,009	$650,914	$296,819	$354,095

Basic income per share:	$0.96	$0.28	$0.68	$4.01	$1.83	$2.18
Diluted income per share:	$0.94	$0.27	$0.67	$3.90	$1.78	$2.12

Number of diluted common shares:	166,267	167,920		167,096	167,208

News Release February 28, 2022 Page 7

Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Periods Ended January 1, 2022 and January 2, 2021
(in thousands)

	Twelve Months Ended
	(unaudited)
	January 1,	January 2,
Cash flows from operating activities:	2022	2021
Net income	$657,290	$300,330
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	316,387	350,178
Deferred income taxes	96,812	15,814
Loss/(gain) on sale of assets	(958)	426
Asset impairment	138	37,802
Decrease in long-term pension liability	(4,742)	(6,555)
Stock-based compensation expense	21,837	23,222
Write-off deferred loan costs	1,130	3,052
Deferred loan cost amortization	4,038	5,357
Equity in net income of Diamond Green Diesel and other unconsolidated subsidiaries	(357,380)	(318,288)
Distribution of earnings from Diamond Green Diesel and other unconsolidated subsidiaries	4,611	207,328
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(79,954)	22,362
Income taxes refundable/payable	18,826	4,200
Inventories and prepaid expenses	(72,919)	(18,666)
Accounts payable and accrued expenses	84,580	11,200
Other	14,724	(13,111)
Net cash provided by operating activities	704,420	624,651
Cash flows from investing activities:
Capital expenditures	(274,126)	(280,115)
Acquisition, net of cash acquired	(2,059)	(29,793)
Investment in Diamond Green Diesel	(189,000)	—
Investment in other unconsolidated subsidiaries	(4,449)	—
Loan to Diamond Green Diesel	(25,000)	—
Gross proceeds from disposal of property, plant and equipment and other assets	4,645	2,797
Proceeds from insurance settlement	—	293
Payments related to routes and other intangibles	(274)	(3,810)
Net cash used by investing activities	(490,263)	(310,628)
Cash flows from financing activities:
Proceeds from long-term debt	43,824	34,569
Payments on long-term debt	(142,133)	(232,726)
Borrowings from revolving credit facility	620,601	495,691
Payments on revolving credit facility	(515,424)	(480,604)
Net cash overdraft financing	(3,845)	(37,692)
Deferred loan costs	(3,809)	(4,292)
Issuance of common stock	50	67
Repurchase of common stock	(167,708)	(55,044)
Minimum withholding taxes paid on stock awards	(46,894)	(11,918)
Acquisition of noncontrolling interest	—	(8,784)
Distributions to noncontrolling interests	(6,022)	(6,253)
Net cash used by financing activities	(221,360)	(306,986)
Effect of exchange rate changes on cash flows	(5,445)	1,638
Net (decrease)/increase in cash, cash equivalents and restricted cash	(12,648)	8,675
Cash, cash equivalents and restricted cash at beginning of year	81,720	73,045
Cash, cash equivalents and restricted cash at end of period	$69,072	$81,720
Supplemental disclosure of cash flow information:
Accrued capital expenditures	$6,585	$(4,967)
Cash paid during the period for:
Interest, net of capitalized interest	$58,449	$66,216
Income taxes, net of refunds	$46,399	$36,779
Non-cash operating activities:
Operating lease right of use asset obtained in exchange for new lease liabilities	$56,642	$58,052
Non-cash financing activities:
Debt issued for service contract assets	$126	$8,123

News Release February 28, 2022 Page 8

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
December 31, 2021 and December 31, 2020
(in thousands)

	December 31,	December 31,
	2021	2020

Assets:
Total current assets	$686,294	$383,557
Property, plant and equipment, net	2,710,747	1,238,726
Other assets	51,514	36,082
Total assets	$3,448,555	$1,658,365

Liabilities and members' equity:
Total current portion of long term debt	$165,092	$517
Total other current liabilities	295,860	99,787
Total long term debt	344,309	8,705
Total other long term liabilities	17,531	3,758
Total members' equity	2,625,763	1,545,598
Total liabilities and members' equity	$3,448,555	$1,658,365

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three-Month and Twelve-Month Periods Ended December 31, 2021 and December 31, 2020
(in thousands)

	Three Months Ended			Twelve Months Ended
	(unaudited)		$ Change			$ Change
	December 31,	December 31,	Favorable	December 31,	December 31,	Favorable
	2021	2020	(Unfavorable)	2021	2020	(Unfavorable)
Revenues:
Operating revenues	$936,940	$266,760	$670,180	$2,342,332	$1,267,477	$1,074,855
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	770,555	130,417	(640,138)	1,575,494	592,781	(982,713)
Depreciation, amortization and accretion expense	23,653	11,222	(12,431)	58,326	44,882	(13,444)
Total costs and expenses	794,208	141,639	(652,569)	1,633,820	637,663	(996,157)
Operating income	142,732	125,121	17,611	708,512	629,814	78,698
Other income	154	560	(406)	678	1,636	(958)
Interest and debt expense, net	(3,560)	(313)	(3,247)	(5,936)	(1,260)	(4,676)
Net income	$139,326	$125,368	$13,958	$703,254	$630,190	$73,064

News Release February 28, 2022 Page 9

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a complement to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma Adjusted EBITDA to Foreign Currency
For the Three-Month and Twelve-Month Periods Ended January 1, 2022 and January 2, 2021
(unaudited)

	Three Months Ended			Twelve Months Ended
Adjusted EBITDA	January 1,		January 2,	January 1,		January 2,
(U.S. dollars in thousands)	2022		2021	2022		2021

Net income attributable to Darling	$155,754		$44,745	$650,914		$296,819
Depreciation and amortization	80,805		96,467	316,387		350,178
Interest expense	14,972		16,883	62,077		72,686
Income tax expense	37,782		10,231	164,106		53,289
Restructuring and asset impairment charges	—		38,167	778		38,167
Acquisition and integration costs	1,396		—	1,396		—
Foreign currency loss	900		1,581	2,199		2,290
Other expense, net	1,341		256	4,551		5,534
Equity in net income of Diamond Green Diesel	(69,663)		(62,684)	(351,627)		(315,095)
Equity in net income of other unconsolidated subsidiaries	(1,554)		(726)	(5,753)		(3,193)
Net income attributable to other noncontrolling interests	1,843		1,394	6,376		3,511
Adjusted EBITDA (Non-GAAP)	$223,576		$146,314	$851,404		$504,186
Foreign currency exchange impact	2,903	(1)	—	(18,888)	(2)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$226,479		$146,314	$832,516		$504,186

DGD Joint Venture Adjusted EBITDA (Darling's share)	$83,192		$68,171	$383,419		$337,348
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$306,768		$214,485	$1,234,823		$841,534

(1) The average rate assumption used in the calculation was the actual fiscal average rate for the three months ended January 1, 2022 of €1.00:USD$1.14 and CAD$1.00:USD$0.79 as compared to the average rate for the three months ended January 2, 2021 of €1.00:USD$1.19 and CAD$1.00:USD $0.77, respectively. (2) The average rate assumption used in this calculation was the actual fiscal average rate for the twelve months ended January 1, 2022 of €1.00:USD$1.18 and CAD$1.00:USD$0.80 as compared to the average rate for the twelve months ended January 2, 2021 of €1.00:USD$1.14 and CAD$1.00:USD $0.75, respectively.

About Darling
Darling Ingredients Inc. (NYSE: DAR) is the largest publicly traded company turning food waste into sustainable products and a leading producer of renewable energy. Recognized as a sustainability leader, the company operates 250 plants in 17 countries and repurposes nearly 10% of the world's meat industry waste streams into value-added products, such as green energy, renewable diesel, collagen, fertilizer, animal proteins and meals and pet food ingredients. To learn more, visit darlingii.com. Follow us on LinkedIn.

Darling Ingredients Inc. will host a conference call to discuss the Company’s fourth quarter and fiscal year 2021 financial results at 9 a.m. Eastern Time (8 a.m. Central Time) on Tuesday, March 1, 2022. To listen to the conference call, participants calling from within North America should dial 1-844-868-8847; international participants should dial 1-412-317-6593. Please refer to access code 10163722. Please call approximately ten minutes before the start of the call to ensure that you are connected.

News Release February 28, 2022 Page 10

The call will also be available as a live audio webcast that can be accessed on the Company website at http://ir.darlingii.com. Beginning one hour after its completion, a replay of the call can be accessed through March 8, 2022, by dialing 1-877-344-7529 (U.S. callers), 1-855-669-9658 (Canada) and 1-412-317-0088 (international callers). The access code for the replay is 82060219. The conference call will also be archived on the Company’s website.

Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 5.25% Notes and 3.625% Notes that were outstanding at January 1, 2022. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Cautionary Statements Regarding Forward-Looking Information:

{This media release contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the

News Release February 28, 2022 Page 11

occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; failure to close on strategic acquisitions, such as Valley Proteins; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}